EXHIBIT 99.2

FOR IMMEDIATE RELEASE

TRISTATE CAPITAL’S BRIAN FETTEROLF NAMED CEO OF BANK SUBSIDIARY

PITTSBURGH, July 19, 2017 - TriState Capital Bank President Brian S. Fetterolf has been elected to chief executive officer of the financial institution, and to the board of directors of the bank and its parent company, TriState Capital Holdings, Inc. (NASDAQ: TSC).

His election received unanimous approval from the board. Fetterolf will continue to report to James F. Getz, who remains chairman of TriState Capital Bank, as well as chairman, president and chief executive officer of its parent company, responsible for strategy and performance across the entire TriState Capital Holdings enterprise, including business development, growth initiatives and acquisitions.

“Brian exemplifies the exceptional breadth and depth of strong talent we’ve assembled across our entire organization,” Getz said. “Over the last two years, in his role as President, he’s led a TriState Capital Bank team that has continued the major expansion of our business, generating asset growth of nearly 43% and superior loan growth of more than 47%, meaningfully expanding the number of middle-market commercial customers, financial intermediaries and high-net worth clients we serve.”

As TriState Capital Bank President and CEO, Fetterolf will be responsible for strategy, execution and performance of all aspects of the bank subsidiary’s operations.

Fetterolf has more than 20 years of financial services experience and has been with TriState Capital since 2009. He was named president of TriState Capital Bank in 2015, adding responsibility for overseeing sales and origination activities of the bank. In 2017 Fetterolf was also named president of Chartwell TSC Securities Corp., the holding company's broker-dealer subsidiary that facilitates the wholesale marketing of Chartwell Funds and The Berwyn Funds. Previously, he served as TriState Capital’s chief risk officer for four years, responsible for developing and executing the firm’s enterprise risk management efforts. Fetterolf joined the company as its initial corporate counsel, managing the legal activities of TriState Capital and its loan portfolio, including loan structuring and closing, loan distribution, and special asset management.

Before coming to TriState Capital, Fetterolf was a senior vice president in the Special Situations Advisory Group of Macquarie Capital Advisors, and the head of structuring for Macquarie’s U.S. Commercial Real Estate Finance Group based in Chicago. He also worked with LaSalle Bank/ABN Amro in Chicago and New York as director of structured financial products in the Commercial Real Estate Debt Capital Markets Group. Prior to his employment within financial services, he practiced as a corporate finance attorney with Klett Rooney Lieber & Schorling, now Buchanan Ingersoll & Rooney, in Pittsburgh. Additionally, he has held ownership and director positions in manufacturing and financial services companies.

EXHIBIT 99.2

Fetterolf is an active member of the Pittsburgh community, serving as the chairman of the Pittsburgh Benefit Dinner for the Navy SEAL Foundation, and on the Western Pennsylvania Committee for the Bucknell University Annual Fund. He earned a Bachelor of Arts degree in economics from Bucknell University, a Juris Doctor degree from Boston College Law School and a Master of Business Administration degree from the University of Pittsburgh, Joseph M. Katz School of Business.

ABOUT TRISTATE CAPITAL
TriState Capital Holdings, Inc. (NASDAQ: TSC) is a bank holding company headquartered in Pittsburgh, Pa., providing commercial banking, private banking and investment management services to middle-market companies, institutional clients and high-net-worth individuals. Its TriState Capital Bank subsidiary had $4.2 billion in assets, as of June 30, 2017, and serves middle-market commercial customers through regional representative offices in Pittsburgh, Philadelphia, Cleveland, Edison, N.J., and New York City, as well as high-net-worth individuals nationwide through its national referral network of financial intermediaries. Its Chartwell Investment Partners subsidiary had $8.0 billion in assets under management, as of June 30, 2017, and serves as the advisor to The Berwyn Funds and Chartwell Mutual Funds. For more information, please visit http://investors.tristatecapitalbank.com.

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MEDIA CONTACT
Jack Horner
267-932-8760, ext. 302
412-600-2295 (mobile)
jack@hornercom.com

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